EX-99.B14-20-simple

                         Instructions for Establishing
                              the SIMPLE IRA Plan

These instructions are designed to help you, the employer, along with your attorney and/or tax advisor, establish your SIMPLE IRA plan. The instructions are meant to be used only as a general guide and are not intended as a substitute for qualified legal or tax advice.

ADOPTION AGREEMENT
If you wish to have us, the financial organization sponsoring this prototype Plan, help you fill out the Adoption Agreement, we will do so. However, we recommend that you obtain the advice of your legal or tax advisor before you sign the Adoption Agreement.

SECTION 1 EMPLOYER INFORMATION
          Fill in the requested information.

SECTION 2 EFFECTIVE DATES
          This SIMPLE IRA plan is either a new plan (an initial adoption) or an amendment and restatement of an existing plan.

          If this is a new plan, check Option A and fill in the effective date. The effective date is usually the first day of the plan year in which this Adoption Agreement is signed. For example, if this Adoption Agreement is signed on September 24, 1997, the effective date would be January 1, 1997.

          If the reason you are adopting this Plan is to amend and replace an existing SIMPLE IRA plan, check Option B. The existing plan which will be replaced is called a "prior plan." You will need to know the effective date of the prior plan. The best way to determine its effective date is to refer to the prior plan Adoption Agreement. The effective date of this amendment and restatement must be the first day of the plan year in which the Adoption Agreement is signed.

SECTION 3 ELIGIBILITY REQUIREMENTS
          NOTE: Section 3 should be completed even if you do not have employees.

          Within limits, you as the Employer can specify the compensation your employees must earn from you over a period of years before they are eligible to participate in this Plan. Note that the eligibility requirements which you set up for the Plan also apply to you.

          For example, if you establish a service requirement requiring employees to earn at least $5,000 in compensation from you during any 2 preceding years and require that employees be expected to earn at least $5,000 during the current year, only those employees (including yourself) would be eligible to participate in this Plan.

Part A.   Compensation Requirement
          Fill in the amount of annual compensation required for participation. In addition, provide the number of preceding years participants are required to satisfy the minimum compensation requirement.

Part B.   Class of Employees Eligible to Participate
          All employees will be eligible to become participants unless indicated otherwise in the Adoption Agreement. To exclude a particular class of employee, select the class(es) of employees you wish to exclude from participating in this Plan. The following describes the employees which may be excluded.
          1. Employees covered by the terms of a collective bargaining agreement (e.g., a union agreement) where retirement benefits were bargained for.
          2. Employees who are non-resident aliens without any U.S. income.

SECTION 4.          ELECTIVE DEFERRALS
          Contributing Participants may specify a percentage of compensation which they wish to contribute to this Plan. There are no blanks to be completed in Section 4.

SECTION 5.          EMPLOYER CONTRIBUTIONS
          Each year you must make Matching or Nonelective Contributions to the SIMPLE IRAs of participants in accordance with the Basic Plan Document. Fill in the amount of annual compensation required for participants to be eligible to receive Nonelective Contributions should they be made.

SECTION 6.         USE OF DESIGNATED FINANCIAL INSTITUTION
          A Designated Financial Institution may be named for this Plan. If a Designated Financial Institution will be named, select Option 1 and list the name, address and phone number of such institution where all SIMPLE IRA plan contributions will be made.

SECTION 7.          EMPLOYER SIGNATURE
          An authorized representative of the Employer must sign and date the Adoption Agreement. In addition, the prototype sponsor must provide its name, address and telephone number.
          OTHER ITEMS
          * Provide a Participation Notice & Summary Description to each employee eligible to participate in this Plan.
          *  Make sure that all eligible employees have established SIMPLE
             IRAs.
          * Distribute Elective Deferral Agreements to all eligible employees for completion.

1/97       1997 Universal Pensions, Inc., Brainerd, MN 56401

SIMPLE         Savings Incentive Match Plan For Employees
IRA PLAN       Basic Plan Document
________________________________________________________________________________

SECTION ONE         ESTABLISHMENT AND PURPOSE OF PLAN
      1.01 PURPOSE: The purpose of this Plan is to provide, in accordance with its provisions, a SIMPLE IRA plan providing benefits upon retirement for the individuals who are eligible to participate hereunder.

      1.02 INTENT TO QUALIFY: It is the intent of the Employer that this Plan shall be for the exclusive benefit of its Employees and shall qualify for approval under Section 408(p) of the Internal Revenue Code, as amended from time to time (or corresponding provisions of any subsequent Federal law at that time in effect) as a SIMPLE IRA plan. This document is intended to conform with the applicable rules and procedures of the Internal Revenue Service that apply to prototype SIMPLE IRA plans. It is further intended that it comply, to the extent applicable, with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended from time to time. In case of any ambiguity, it shall be interpreted to accomplish the foregoing intentions.

      1.03 EXCLUSIVE PLAN REQUIREMENT: An Employer cannot maintain this Plan for any Year if the Employer (or a predecessor employer) maintained a qualified plan with respect to which contributions were made, or benefits were accrued, for service in any Year in the period beginning with the Year this Plan became effective and ending with the Year for which the determination is being made. For purposes of this Section 1.03, the term "qualified plan" means a plan, contract, pension or trust described in subparagraph (A) or (B) of Section 219(g)(5) of the Code.

      1.04 USE WITH SIMPLE IRA: This prototype SIMPLE IRA Plan must be used with a SIMPLE IRA.

      1.05 FOR MORE INFORMATION. To obtain more information concerning the rules governing this Plan, contact the Prototype Sponsor listed in
             Section 7 of the Adoption Agreement.

SECTION TWO  DEFINITIONS
      2.01 ADOPTION AGREEMENT Means the document executed by the Employer through which it adopts the Plan and thereby agrees to be bound by all terms and conditions of the Plan.

      2.02   CODE  Means the Internal Revenue Code of 1986 as amended.

      2.03 COMPENSATION Compensation shall mean all of a Participant's wages and certain elective deferrals as described in paragraphs (3) and
             (8) of Section 6051(a) of the Code.

             For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

             Compensation shall include only that Compensation which is actually paid to the Participant during the Year.

             For purposes of the 2% Nonelective Contribution described in
             Section 4.02(C), the annual Compensation of each Employee taken into account under the Plan shall not exceed $160,000, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      2.04   CONTRIBUTING PARTICIPANT   Means a person who has met the
             participation requirements and who has enrolled as a Contributing Participant pursuant to Section 3.04 and on whose behalf the Employer is contributing Elective Deferrals.

      2.05 DESIGNATED FINANCIAL INSTITUTION Means the financial organization specified in the Adoption Agreement which is the trustee, custodian or issuer of the SIMPLE IRAs to which Plan contributions will be made. Use of a Designated Financial Institution is not required under this Plan.

      2.06 EARNED INCOME Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, determined under Section 1402(a) of the Code prior to subtracting any contributions made pursuant to this Plan on behalf of the individual.

      2.07 EFFECTIVE DATE Means the date the Plan becomes effective as indicated in the Adoption Agreement.

      2.08   ELECTION PERIOD   Means the period during which a Participant may
             enroll as a Contributing Participant. The Election Period shall be the 60-day period immediately before the beginning of any Year. However, for the Year in which a Participant becomes eligible to participate, the period during which a Participant may enroll as a Contributing Participant is a 60-day period that includes either the date the Participant becomes eligible to participate or the day before that date or any other period as may be allowed under rules or procedures promulgated by the Internal Revenue Service.

      2.09 ELECTIVE DEFERRAL AGREEMENT Means an agreement, on a form provided by the Employer, pursuant to which a Contributing Participant may elect to have his or her Compensation reduced and paid as an Elective Deferral to his or her SIMPLE IRA by the Employer. No Elective Deferral Agreement may apply to Compensation that a Contributing Participant received, or had a right to immediately receive, before execution of the Elective Deferral Agreement.

      2.10 ELECTIVE DEFERRALS Means contributions made by the Employer to the Plan on behalf of a Contributing Participant pursuant to
             Section 4.01.

      2.11 EMPLOYEE Means any person who is employed by the Employer as a common law employee and if the Employer is a sole proprietorship or partnership, any Self-Employed Individual who performs services with respect to the trade or business of the Employer. Further, any employee of any other employer required to be aggregated under
             Section 414(b), (c), (m), or (o) of the Code and any leased employee required to be treated as an employee of the Employer under Section 414(n) of the Code shall also be considered an Employee.

      2.12 EMPLOYER Means any corporation, partnership or sole proprietorship named in the Adoption Agreement and any successor who by merger, consolidation, purchase or otherwise assumes the obligations of the Plan, provided such entity meets the eligibility requirement described in this Section 2.12. A partnership is considered to be the Employer of each of the partners and a sole proprietorship is considered to be the Employer of the sole proprietor.

             An Employer meets the eligibility requirement and therefore will be eligible to maintain this Plan with respect to any Year only if the Employer had no more than 100 Employees who received at least $5,000 of Compensation from the Employer for the preceding Year.

             An eligible Employer who establishes and maintains a SIMPLE IRA plan for one or more Years and who fails to be an eligible Employer for any subsequent Year shall be treated as an eligible Employer for the two Years following the last Year the Employer was an eligible Employer. If such failure is due to any acquisition, disposition, or similar transaction involving an eligible Employer, the preceding sentence shall apply only in accordance with rules similar to the rules of Section 410(b)(6)(C)(i) of the Code.

      2.13 EMPLOYER CONTRIBUTION Means the amount contributed by the Employer to this Plan.

      2.14 MATCHING CONTRIBUTION Means an Employer Contribution made pursuant to this Plan on behalf of a Contributing Participant on account of an Elective Deferral made by such Contributing Participant, as described in Section 4.02(B).

      2.15 NONELECTIVE CONTRIBUTION Means an Employer Contribution made pursuant to this Plan as described in Section 4.02(C).

      2.16 PARTICIPANT Means any Employee who has met the eligibility requirements of Section 3.01 and who may enroll as a Contributing Participant and who is or may become eligible to receive an Employer Contribution.

      2.17 PLAN Means this plan document plus the corresponding Adoption Agreement as completed and signed by the Employer.

      2.18 PRIOR PLAN Means a SIMPLE IRA plan which was amended or replaced by adoption of this plan document, as indicated in the Adoption Agreement.

      2.19 PROTOTYPE SPONSOR Means the entity specified in the Adoption Agreement which sponsors this prototype Plan.

      2.20 SELF-EMPLOYED INDIVIDUAL Means an individual who has Earned Income for a Plan Year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the Plan Year.

      2.21 SIMPLE IRA Means the Individual Retirement Account or Individual Retirement Annuity, which satisfies the requirements of Section 408(a) or 408(b) of the Code, and, with respect to which, the only contributions allowed are contributions under a SIMPLE IRA plan.

      2.22   YEAR  Means the calendar year.

SECTION THREE ELIGIBILITY AND PARTICIPATION
      3.01 ELIGIBILITY REQUIREMENTS Except for those Employees excluded pursuant to Section 3.02, each Employee of the Employer who fulfills the eligibility requirements specified in the Adoption Agreement shall become a Participant. Each Participant must establish a SIMPLE IRA to which Employer Contributions under this Plan will be made.

      3.02   EXCLUSION OF CERTAIN EMPLOYEES
             A.  Collective Bargaining Unit Employees
                 If the Employer has so indicated in the Adoption Agreement the following Employees will not be eligible to become Participants in the Plan:

                 Those employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9 of the Treasury Regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer.

             B.  Non-Resident Aliens
                 If the Employer has so indicated in the Adoption Agreement the following Employees will not be eligible to become Participants in the Plan:

                 Those Employees who are non-resident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) and who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

      3.03   ADMITTANCE AS A PARTICIPANT
             A. Notification of Eligibility - The Employer shall notify each Employee who becomes a Participant of his or her status as a Participant in the Plan and of his or her duty to establish a SIMPLE IRA to which Employer Contributions may be made.
                 Unless the Employer elects to make all Plan contributions to a Designated Financial Institution, the Employer must permit each eligible Employee to select the financial institution that will serve as trustee, custodian or issuer of the SIMPLE IRA to which the Employer will make all contributions on behalf of that Employee.

             B. Establishment of a SIMPLE IRA - If a Participant fails to establish a SIMPLE IRA for whatever reason, the Employer may execute any necessary documents to establish a SIMPLE IRA on behalf of the Participant.

      3.04   CONTRIBUTING PARTICIPANT
             A.  Requirements to Enroll as a Contributing Participant
                 Each Employee who becomes a Participant may enroll as a Contributing Participant. A Participant who desires to enroll as a Contributing Participant must complete, sign and deliver to the Employer an Elective Deferral Agreement during the Election Period. In addition, the Employer in a uniform and nondiscriminatory manner may provide additional opportunities for Participants to enroll as Contributing Participants in accordance with procedures established by the Employer.

             B.  Modification of Elective Deferrals
                 A Contributing Participant may modify his or her Elective Deferral Agreement to increase or decrease the amount of his or her Compensation deferred into his or her SIMPLE IRA under the Plan. A Contributing Participant who desires to make such a modification shall complete, sign and file a new Elective Deferral Agreement with the Employer during the Election Period. In addition, if the Employer in a uniform and nondiscriminatory manner permits, a Contributing Participant may modify his or her Elective Deferral Agreement more frequently in accordance with procedures established by the Employer.

             C.  Withdrawal as a Contributing Participant
                 A Participant may withdraw as a Contributing Participant at any time during the Year by revoking his or her authorization to the Employer to make Elective Deferrals on his or her behalf.
                 A Participant who desires to withdraw as a Contributing Participant shall give written notice of withdrawal to the Employer. A Participant shall cease to be a Contributing Participant upon his or her termination of employment, or on account of termination of the Plan.

             D.  Return as Contributing Participant after Withdrawal
                 A Participant who has withdrawn as a Contributing Participant may not again become a Contributing Participant until the first day of the first Year following the effective date of his or her withdrawal as Contributing Participant, unless the Employer, in a uniform and nondiscriminatory manner, permits withdrawing Participants to resume their status as Contributing Participants sooner.

      3.05 DETERMINATIONS UNDER THIS SECTION The Employer shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

      3.06 LIMITATION RESPECTING EMPLOYMENT Neither the fact of the establishment of the Plan nor the fact that a common-law employee has become a Participant shall give to that common-law employee any right to continued employment; nor shall either fact limit the right of the Employer to discharge or to deal otherwise with a common-law employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

SECTION FOUR CONTRIBUTIONS AND ALLOCATIONS
      4.01   ELECTIVE DEFERRALS   At the election of a Contributing
             Participant, the Employer shall contribute Elective Deferrals to the SIMPLE IRA of such Contributing Participant. Elective Deferrals for a Contributing Participant must be deposited to the SIMPLE IRA of such Contributing Participant by the Employer as of the earliest date on which such Elective Deferrals can reasonably be segregated from the Employer's general assets, but in no event later than the close of the 30-day period following the last day of the month with respect to which the contributions are to be made. Thus, for example, amounts that a Contributing Participant elects to defer with respect to the month of March of a Year must be contributed by the Employer to the Contributing Participant's SIMPLE IRA not later than the following April 30th.

      4.02   REQUIRED EMPLOYER CONTRIBUTIONS
             A.  Employer Must Make Certain Contributions
                 Each Year, the Employer shall make either the Matching Contribution described in Section 4.02(B) or the Nonelective Contribution described in Section 4.02(C) to the SIMPLE IRAs of Participants. Such contributions for any Year shall be made not later than the due date for filing the Employer's tax return for such Year (including extensions).

             B.  Matching Contribution
                 The Employer may satisfy the requirement set forth in Section 4.02(A) by making a Matching Contribution to the SIMPLE IRA of each Contributing Participant for any Year in an amount equal to so much of the amount of the Contributing Participant's Elective Deferral as does not exceed 3% of the Contributing Participant's Compensation for the Year (the "Matching Contribution percentage"). Instead of the 3% Matching Contribution percentage referred to in the previous sentence, the Employer may elect to apply a lower Matching Contribution percentage (not less than 1%) for any Year for all Contributing Participants if the Employer notifies the Employees eligible to participate in the Plan of such lower Matching Contribution percentage within a reasonable period of time before the Election Period for such Year. The Employer may not elect a lower Matching Contribution percentage for any Year if that election would result in the Matching Contribution percentage being lower than 3% in more than 2 of the Years in the 5-Year period ending with such Year. If any Year in the 5-Year period described in the preceding sentence is a Year prior to the first Year for which this SIMPLE IRA plan or a (Prior Plan) is in effect with respect to the Employer (or any predecessor employer), the Employer shall be treated as if the Matching Contribution percentage was equal to 3% of Compensation for such prior Year.

             C.  Nonelective Contribution
                 The Employer may satisfy the requirement set forth in Section 4.02(A) by making a Nonelective Contribution of 2% of Compensation to the SIMPLE IRA of each Participant who has at least $5,000 of Compensation (or such lesser amount of Compensation as may be specified in the Adoption Agreement) from the Employer for the Year provided the Employer notifies the Employees eligible to participate in the Plan that the Employer will be making a Nonelective Contribution within a reasonable period of time before the Election Period for such Year.

      4.03 NO OTHER CONTRIBUTIONS The Employer shall make no contributions to the SIMPLE IRAs of Participants other than Elective Deferrals made pursuant to Section 4.01 and those contributions required under Section 4.02. Nothing herein shall prevent an Employee from rolling over or transferring funds from another SIMPLE IRA to a SIMPLE IRA maintained under this Plan.

      4.04   VESTING AND WITHDRAWAL RIGHTS   All Employer Contributions made
             under the Plan on behalf of Employees shall be fully vested and nonforfeitable at all times. Each Employee shall have an unrestricted right to withdraw at any time all or a portion of the Employer Contributions made on his or her behalf. However, withdrawals taken are subject to the taxation and penalty provisions of the Code which are applicable to distributions from SIMPLE IRAs.

      4.05 SIMPLIFIED EMPLOYER REPORTS The Employer shall furnish reports, relating to account activity under the Plan, in the time and manner and containing the information prescribed by the Secretary of the Treasury. The Employer shall furnish information to the trustee, custodian or issuer of SIMPLE IRAs of Participants as such trustee, custodian or issuer may reasonably request to enable it to fulfill its reporting and other responsibilities in connection with this SIMPLE IRA plan or the SIMPLE IRAs of Participants.

      4.06 USE OF DESIGNATED FINANCIAL INSTITUTION This Section 4.06 shall apply if the Employer has indicated in the Adoption Agreement that the Employer will make all Plan contributions at the Designated Financial Institution specified in the Adoption Agreement and if the financial organization agrees to act as the Designated Financial Institution. Upon request of any Plan Participant, the Designated Financial Institution agrees to transfer the Participant's balance in his or her SIMPLE IRA established under this Plan to another individual retirement account or individual retirement annuity without cost or penalty to the Participant subject to rules provided by the Designated Financial Institution.

SECTION FIVE AMENDMENT OR TERMINATION OF PLAN
      5.01 AMENDMENT BY EMPLOYER The Employer reserves the right to amend the elections made or not made on the Adoption Agreement by executing a new Adoption Agreement and delivering a copy of the same to the Prototype Sponsor. The Employer shall not have the right to amend any nonelective provision of the Adoption Agreement nor the right to amend provisions of this plan document. If the Employer adopts an amendment to the Adoption Agreement or plan document in violation of the preceding sentence, the Plan will be deemed to be an individually designed plan and may no longer participate in this prototype Plan.

      5.02 AMENDMENT BY PROTOTYPE SPONSOR By adopting this Plan, the Employer delegates to the Prototype Sponsor the power to amend or replace the Adoption Agreement of the Plan to conform them to the provisions of any law, regulations or administrative rulings pertaining to SIMPLE IRA plans and to make such other changes to the Plan, which, in the judgment of the Prototype Sponsor, are necessary or appropriate. The Employer shall be deemed to have consented to all such amendments; provided however, that no changes may be made without the consent of the Employer if the effect would be to substantially change the costs or benefits under the Plan. The Prototype Sponsor shall not have the obligation to exercise or not to exercise the power delegated to it nor shall the Prototype Sponsor incur liability of any nature for any act done or failed to be done by the Prototype Sponsor in good faith in the exercise or nonexercise of the power delegated hereunder. The Prototype Sponsor shall notify the Employer should it discontinue sponsorship of the Plan. For purposes of Prototype Sponsor amendments, the mass submitter shall be recognized as the agent of the Prototype Sponsor. The Prototype Sponsor's duties are limited to those expressly assigned to it under the terms of this Plan together with any requirements of prototype sponsors of SIMPLE IRA plans that may be set forth from time to time by the Internal Revenue Service under its rules and procedures. The Prototype Sponsor shall not be responsible for any duties assigned to the Employer.

      5.03 LIMITATIONS ON POWER TO AMEND No amendment by either the Employer or the Prototype Sponsor shall reduce or otherwise adversely affect any benefits of a Participant acquired prior to such amendment unless it is required to maintain compliance with any law, regulation or administrative ruling pertaining to SIMPLE IRA plans.

      5.04 TERMINATION While the Employer expects to continue the Plan indefinitely, the Employer shall not be under any obligation or liability to continue contributions or to maintain the Plan for any given length of time. The Employer may terminate this Plan at any time by appropriate action of its managing body. This Plan shall terminate on the occurrence of any of the following events:

             A. Delivery to the Prototype Sponsor of a notice of termination executed by the Employer specifying the effective date of the Plan's termination.
             B. Adjudication of the Employer as bankrupt or the liquidation or dissolution of the Employer.

      5.05 NOTICE OF AMENDMENT OR TERMINATION Any amendment or termination shall be communicated by the Employer to all appropriate parties as required by law. Amendments made by the Prototype Sponsor shall be furnished to the Employer and communicated by the Employer to all appropriate parties as required by law. Any filings required by the Internal Revenue Service or any other regulatory body relating to the amendment or termination of the Plan shall be made by the Employer.

      5.06 CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER A successor of the Employer may continue the Plan and be substituted in the place of the present Employer. The successor and present Employer (or if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Employer) must execute a written instrument authorizing such substitution and the successor must complete and sign a new Adoption Agreement.

      5.07 SENDING OF NOTICES BY U.S. MAIL Any notice required under this Plan may be provided by U.S. mail. If mailed, a notice will be considered effective at the time it is mailed to the last known address of the intended recipient which is on file with the provider of the notice.

      5.08 LIMITATION OF LIABILITY The Prototype Sponsor, trustee, custodian or issuer of a SIMPLE IRA shall not be liable for any losses incurred by the SIMPLE IRA by any direction to invest communicated by the Employer, or any Participant or beneficiary. It is specifically understood that the Prototype Sponsor, trustee, custodian or issuer shall have no duty or responsibility with respect to the determination of the adequacy of contributions to the Plan and enforcing the payment of such contributions. In addition, it is specifically understood that the Prototype Sponsor, trustee, custodian or issuer shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which a Participant or beneficiary shall be entitled to receive hereunder or whether a distribution to Participant or beneficiary is appropriate under the terms of the Plan; it being understood that all such responsibilities under the Plan are vested in the Employer.


#619 (1/97)  1997 Universal Pensions, Inc., Brainerd, MN 56401

SIMPLE    Savings Incentive Match Plan For Employees
IRA Plan  ADOPTION AGREEMENT

SECTION 1. EMPLOYER INFORMATION
     Name of Employer ___________________________________________
     Address ____________________________________________________
     City ______________________ State ____________ Zip _________
     Telephone ______________
     Employer's Federal Tax Identification Number _______________ Income Tax Year End ________________________________________

SECTION 2.     EFFECTIVE DATES   Check and complete Option A or B
 Option A:   [   ] This is the initial adoption of a SIMPLE IRA plan by the
                   Employer.
             The Effective Date of this Plan is ________________
          NOTE: The effective date is usually the first day of the Year in which this Adoption Agreement is signed.

 Option B:   [   ] This is an amendment and restatement of an existing SIMPLE
                   IRA plan (a Prior Plan).
                   The Prior Plan was initially effective on
                   _________________________________________.
                   The Effective Date of this amendment and restatement is January 1, _________.

SECTION 3.   ELIGIBILITY REQUIREMENTS   Complete Parts A  and B
   Part A. Service Requirement: For any Year, an Employee will be eligible to become a Participant in the Plan provided the Employee has received at least $_____________ (enter a dollar amount no greater than $5,000) in Compensation from the Employer during any _______ (enter 0, 1 or 2) preceding Years and is reasonably expected to receive at least such amount in Compensation during the Year.

   Part B. Exclusion of Certain Classes of Employees: All Employees will be eligible to become Participants in the Plan except (Check any that apply):
             [   ] Collective bargaining unit Employees as described in Section
                   3.02(A) of the Plan.
             [   ] Non-resident aliens as described in Section 3.02(B) of the
                   Plan.

SECTION 4.   ELECTIVE DEFERRALS
          A Contributing Participant may elect under an elective deferral agreement to have his or her Compensation reduced by a percentage. The amount of such reduction shall be contributed by the Employer under the Plan to a SIMPLE IRA on behalf of the Contributing Participant. For any Year, a Contributing Participant's Elective Deferrals shall not exceed $6,000 (indexed for cost-of-living increases in accordance with Section 408(p)(2)(E) of the Code).

SECTION 5.   EMPLOYER CONTRIBUTIONS
          Each Year the Employer shall make the Matching Contributions or Nonelective Contributions to the SIMPLE IRA of Participants in accordance with the rules described in Section 4.02 of the Plan. For any Year the Employer makes Nonelective Contributions, such contributions will be made on behalf of each Participant who has at least $____________ (enter a dollar amount no less than the amount entered in Section 3, Part A above and no greater than $5,000) of Compensation for such Year.

SECTION 6.   USE OF DESIGNATED FINANCIAL INSTITUTION
          NOTE: Waddell & Reed, Inc. does not serve as a "Designated Financial Institution" as defined in Section 2.05 of the SIMPLE IRA Basic Plan Document, and all Plan provisions regarding a "Designated Financial Institution" are inapplicable. Plan contributions may only be invested in products approved by Waddell & Reed, Inc. as selected by each participant upon completion of Application form #CAP001 or form #WRF3000.

   Will the Employer make all Plan contributions at a Designated Financial Institution? (See Section 4.06 of the Plan)
   Option 1: [  ] Yes (Enter name and address of Designated
                       Financial Institution below)
   Option 2: [  ] No
   Note: If no option is selected, Option 2 will be deemed to be selected.

   Name of Designated Financial Institution ____________________ Phone _______________________________________________________
   Address _____________________________________________________
   Signature for Designated Financial Institution ______________

SECTION 7.EMPLOYER SIGNATURE

          The Sole Proprietor, Senior Partner or, if a Corporation, the Authorized Officer acknowledges receipt of the current prospectus(es) of the investment companies or other securities designated by the Employer for its initial investments under the Plan and represents that it has delivered a copy thereof to each participant in the Plan, and that it will deliver to each Participant making contributions and each new Participant, a copy of the then current prospectus(es of such investment companies or other securities.

   Note to Employer: Before signing this Adoption Agreement, you should obtain the advice of a qualified attorney and tax advisor regarding its completion and the legal and tax implications of adopting this Plan.

Signature for Employer ______________________ Date Signed _______
(Type Name) _____________________________________________________

Name of Prototype Sponsor ______________________ Phone __________
Address _________________________________________________________

Note to Employer: Before signing this Adoption Agreement, you should obtain the advice of a qualified attorney and tax advisor regarding its completion and the legal and tax implications of adopting this Plan.




#618(1/97)  1997 Universal Pensions, Inc., Brainerd, MN 56401

SIMPLE         PARTICIPATION NOTICE & SUMMARY DESCRIPTION
IRA PLAN            IMPORTANT:  Carefully read and consider the information on both sides of this notice before you decide whether to start, continue or change your elective deferral agreement.

   SECTION A   GENERAL INFORMATION

    Employer   Name of Employer _________________________________
  Information  Address___________________________________________
               City________________State _________Zip ___________

Trustee/Custodian/       Name of Trustee, Custodian or Issuer
Issuer Information       ________________________________________
                         Address ________________________________
                         City __________State _____Zip __________
________________________________________________________________________________

   SECTION B   ELIGIBILITY REQUIREMENTS

Opportunity To This form is intended, in part, to notify you of
 Participate   your right to choose, during the Election Period, to make
               Elective Deferrals under the Savings Incentive Match Plan for
               Employees (SIMPLE IRA Plan) established by your Employer.  The
               Election Period is generally the 60-day period before the beginning of each Year and the 60-day period before the first day you become eligible to participate. This notice includes a Summary Description of your Employer's SIMPLE IRA Plan.

    Eligible   Except as provided below, you will be eligible to
    Employees  participate in this Plan unless you are covered by a collective bargaining agreement (unless the collective bargaining agreement specifies that you will participate) or unless you are a
               nonresident alien and you receive no earned income from your
               Employer.
               In spite of the preceding paragraph, you will be eligible to participate in your Employer's SIMPLE IRA Plan even if you are:
               [   ] covered by a collective bargaining
                     agreement
               [   ] a non-resident alien with no earned income
                     from your Employer

Compensation   To become eligible to participate in the Plan, you
   & Service   must have earned $5,000 during any 2 preceding
               years and you must be reasonably expected to earn such amount during the current year, unless otherwise specified below.

               You are required to earn at least $___________ (may not exceed $5,000) during any _______ (may not exceed 2) preceding years to be eligible to participate in the Plan.

   SECTION C   PLAN CONTRIBUTIONS

   Financial   Your Employer [   ]  has [   ]  has not elected to
  Institution  make all contributions to a Designated Financial Institution.

               If contributions are not required to be made to a Designated Financial Institution, you must select the financial organization that will serve as trustee, custodian or issuer of your SIMPLE IRA and notify your Employer by providing a completed Elective Deferral Agreement.

               If contributions are required to be made to a Designated Financial Institution, you may transfer the balance in your SIMPLE IRA, without cost or penalty, from the Designated Financial Institution to a SIMPLE IRA at the financial organization of your choice. To do so, you must request a transfer during the Election Period or during any other period as allowed by the Designated Financial Institution. Upon request, the Designated Financial Institution will periodically transfer your balance.

    Elective   By completing an Elective Deferral Agreement, you
    Deferrals  agree to make Elective Deferrals to this Plan.  Your compensation will be reduced each pay period by an amount equal to the
               percentage of your compensation you specify on the Elective
               Deferral Agreement.   In no event, however, may your Elective
               Deferrals exceed $6,000 during any calendar year.

               You may change the amount of your Elective Deferrals by completing and signing a revised Elective Deferral Agreement during the Election Period or any other period specified below.

               _________________________________________________
               _________________________________________________

               You may discontinue making Elective Deferrals at any time during the Year by completing and signing a revised Elective Deferral Agreement. You are allowed to commence making Elective Deferrals the first day of the Year following the Year you cease deferring unless specified otherwise below.

               _________________________________________________
               _________________________________________________

    Employer   For calendar year ______, your Employer will make
Contributions  Matching Contributions equal to 100% of your
               Elective Deferrals which do not exceed 3% of your compensation unless your Employer elects to make either the alternative
               Matching Contribution or the Nonelective Contribution described in Options 1 and 2 below.

    Option 1   [  ] Matching Contributions in an amount equal to your Elective
                   Deferrals which do not exceed ____% (must not be less than 1%).

    Option 2   [  ] Nonelective Contributions equal to 2% of compensation on behalf of each Participant who earns at least $5,000 during the year unless a different dollar amount is specified below.

                  You are required to earn at least $________ (may not exceed $5,000) during the year to be eligible to receive Nonelective Contributions.

   SECTION D   DISTRIBUTIONS

               The following is a summary of the rules applicable to distributions from SIMPLE IRAs. You are advised to refer to your SIMPLE IRA documents and/or seek the assistance of a qualified tax advisor if you have additional questions.

  Procedures   SIMPLE IRA assets are fully vested and may be withdrawn at any time subject to taxes and penalties as explained below. The trustee, custodian or issuer of your SIMPLE IRA, and not your Employer, is responsible for making distributions to you upon your request.

Federal Income Distributions from SIMPLE IRAs are taxed as
           Tax ordinary income in the year in which you receive them. In addition, federal income tax withholding will be applied to your distribution at a rate of 10% unless you specify a higher rate or waive your right to withholding.

   Penalties   Early Distribution Penalty - A 25 percent early withdrawal penalty applies to SIMPLE IRA distributions taken within two years of your initial participation in the Plan, unless you are age 59 1/2 or older or can claim an exemption from the early distribution penalty described in Internal Revenue Code (IRC)
               Sec. 72(t)(6). If you are under age 59 1/2, have satisfied the two-year requirement and receive a distribution, you will be subject to a 10 percent early distribution penalty.

               Excess Distribution Penalty - You will be taxed an additional 15 percent on any amount received and included in income during a calendar year from IRAs, SIMPLE IRAs and other retirement plans which exceeds $160,000 (indexed for the cost of living). The excess distribution penalty, however, does not apply for tax years 1997, 1998 or 1999. Certain other exceptions may apply.

   Rollovers   SIMPLE IRA distributions may be rolled over to other SIMPLE IRAs.
               Rollovers from regular IRAs are not permitted. If a SIMPLE IRA distribution is properly rolled over, your rollover amount will be excluded when determining the amount of your federal income tax, early distribution penalty or excess distribution. You may roll over SIMPLE IRA distributions to regular IRAs. However, you must generally wait two years from the date you become a participant before doing so.

    Required   You are generally required to begin taking
      Minimum minimum distributions from your SIMPLE IRA upon Distributions attainment of age 70 1/2 in accordance with IRS regulations.

Procedures For If you wish to take a distribution from your
    Withdrawal SIMPLE IRA, you must complete a withdrawal statement provided by the trustee, custodian or issuer of your SIMPLE IRA. In addition, the following procedures apply to you upon requesting a distribution.

               _______________________________________________
               _______________________________________________
               _______________________________________________

     Special   The following additional rules and procedures
   Procedures  apply to transfers of your balance in your SIMPLE
    Regarding  IRA.
    Transfers  __________________________________________________
               __________________________________________________
               __________________________________________________


#617 1/97      1997 Universal Pensions, Inc., Brainerd, MN 56401

SIMPLE    ELECTIVE DEFERRAL AGREEMENT
IRA PLAN IMPORTANT: Be sure to read all sections of this Elective Deferral Agreement before signing it.

  SECTION A    GENERAL INFORMATION
Employer and   Name of Plan __________________________________
        Plan   Name of Employer ______________________________
Information    Address _______________________________________
               City ______________State ____________ Zip _____

   Employee    Name __________________________________________
 Information   Employee No. __________________________________
               Home Address _______________________ SSN. _____
               City ____________ State ____________ Zip ______

  SECTION B    TERMS OF AGREEMENT - To Be Completed By the Employer
  Limits On    Subject to the requirements of the Employer's
    Elective   SIMPLE IRA Plan, each employee who is eligible to
   Deferrals   enroll as a Contributing Participant may set aside a percentage of his or her pay into the Plan (Elective Deferrals) by signing this Elective Deferral Agreement. This Elective Deferral
               Agreement replaces any earlier agreement and will remain in effect as long as the employee remains an eligible employee or until he or she provides the Employer with a new Elective
               Deferral Agreement as permitted by the Plan.  A participant's
               Elective Deferrals may not exceed $6,000 in any calendar year.

Changing This  An employee may change the percentage of pay he or
    Agreement  she is setting aside into the Plan.  Any employee who wishes to make such a change must complete and sign a new Elective Deferral Agreement and give it to the employer during the Election Period or any other period the Employer specifies on the Participation Notice & Summary Description.

Terminating    An employee may terminate this Elective Deferral
  Agreement    Agreement.  After terminating this Agreement, an employee cannot again enroll as a Contributing Participant until the first day of the Year following the Year of termination or any other date the Employer specifies on the Participation Notice & Summary
               Description.

Effective Date This Agreement will be effective for the pay period which begins
               ___________________________.
               -----------------------------------------------------------------
               ---------------------------------------------------------------
  SECTION C    AUTHORIZATION AND INVESTMENT SELECTION
   Elective    I, the undersigned employee, wish to set
    Deferral   aside, as Elective Deferrals, ______% or
   Agreement   $__________ (which equals ______% of my current rate of pay) into my Employer's SIMPLE IRA Plan by way of payroll deduction.

               I agree that my pay will be reduced in the manner I have indicated above, and I affirmatively elect to have this amount contributed to the investments listed below. This Elective Deferral Agreement will continue to be effective while I am employed, unless I change or terminate it as explained in Section B above. I acknowledge that I have read this entire agreement, I understand it and I agree to its terms. Furthermore, I acknowledge that I have received a copy of the Participation Notice & Summary Description.

               Name and Address of      ________________________
               SIMPLE IRA provider:     ________________________
                                        ________________________
               Investment Options
               (select one)        [  ] ________________________
                                   [  ] ________________________
                                   [  ] ________________________

   Signatures  _________________________________________________
               Signature of Employee____________________________
               Date ______

               Authorized Signature for Employer_________________
               Title ____________________________________________
               Date _____________________________________________


#616(1/97)    1997 Universal Pensions, Inc., Brainerd, MN 56401

              About The Savings Incentive Match Plan for Employees

WHAT IS A SIMPLE?

A savings incentive match plan for employees (SIMPLE) is a type of retirement plan which allows you, the employer, to provide an important employee benefit to the employees of your business (including yourself if you perform services for
the business).  An ``                    employer'' may be a sole proprietor,
partnership or
corporation. Amounts you contribute for your employees under a SIMPLE IRA plan are deposited into your employees' SIMPLE IRAs.



WHAT ARE THE BENEFITS OF A SIMPLE?

Tax Advantages: SIMPLE IRA plan contributions you make to your own SIMPLE IRA and your employees' SIMPLE IRAs are tax deductible to you, the employer. Because SIMPLE contributions are placed in SIMPLE IRAs, all earnings are tax-sheltered, meaning the earnings are not taxed until they are withdrawn. In addition, a SIMPLE IRA plan helps you attract and retain quality employees as you help meet the increasing need for financial security at retirement.


Eligibility Requirements: Not all employees have to be covered under a SIMPLE IRA plan. At your option, you can exclude employees who have not earned at least $5,000 during any 2 preceding years and are not expected to earn at least $5,000 during the current year. In addition, you may exclude employees who are non-resident aliens and certain union members.


Contributions: Each employee can specify the percentage of pay he or she wants you to withhold and contribute to the Plan. The maximum amount which participants may defer each year is limited to $6,000. In addition, you must make either matching contributions, generally equal to the amount of each participant's elective deferrals up to 3% of his or her compensation, or nonelective contributions equal to 2% of each participant's compensation.

You have until the due date for filing your business's tax return (plus extensions) to make matching and nonelective contributions under your SIMPLE IRA plan.

Place of Deposit: All contributions made under the Plan must be deposited directly into each eligible employee's SIMPLE IRA.

Distributions: Once SIMPLE IRA plan contributions are made, the normal IRA rules generally apply. For example, all earnings are tax-sheltered until they are withdrawn from the SIMPLE IRA. In addition, distributions must begin by April 1 of the year following the year the SIMPLE IRA holder reaches age 70.


WHAT ABOUT SET UP?

A SIMPLE IRA plan is easy to set up and administer. To establish a SIMPLE IRA plan, you must sign an adoption agreement. Once the Plan is set up, all eligible employees (including yourself) establish SIMPLE IRAs to receive contributions. All eligible employees must complete and sign an Elective Deferral Agreement to indicate the percentage of pay they wish to contribute to the plan.

Maintaining a SIMPLE IRA plan is also easy. Unlike qualified plans and Keoghs, no extra reporting is required. You simply take a deduction on your tax return for the SIMPLE IRA plan contributions and notify employees of the contribution and of the Plan's general provisions.

EMPLOYEE COMMUNICATIONS

Employee Information: If you have employees, provide each eligible employee with a Participation Notice Summary Description.


Establish SIMPLE IRAs: Make sure all participating employees have established SIMPLE IRAs.


Elective Deferral Agreements: Have all eligible employees complete and sign Elective Deferral Agreements.


SUMMARY

If you are interested in establishing this SIMPLE IRA plan, consult your tax and legal advisors for guidance in selecting the Plan features which best suit your business's needs. Once you are ready to adopt the Plan, refer to the instructions for completing the enclosed forms and properly establishing your Plan.

(1/97)       1997 Universal Pensions, Inc., Brainerd, MN 56401

                                ELIGIBILITY FORM

            The following questions are designed to help you, the employer, along with your attorney and tax advisor, determine if you are eligible to adopt a SIMPLE IRA plan. Answer the following questions:

            YES  NO
REQUIREMENTS[  ][  ]   1.  Do you own or control a business from which your
                       personal services are an income producing factor?
                       If the answer is NO, STOP. You are not eligible to establish this Plan.

            [  ][  ]   2.  Do you have more than 100 employees who received at
                       least $5,000 of compensation from you in the previous calendar year?
                       If the answer is YES, STOP. You are not eligible to establish this Plan.

            [  ][  ]   3.  Have you maintained any other qualified plan during
                       the current calendar year in which contributions were made or benefits were accrued? If the answer is YES, STOP. You are not eligible to establish this Plan.

            [  ][  ]   4.  Is the business a member of a controlled group of
                       corporations, businesses, or trades, (whether or not incorporated) within the meaning of IRC Section 414(b) or 414(c)?

            [  ][  ]   5. Is the business a member of an affiliated service
                       group within the meaning of IRC Section 414(m)?

            [  ][  ]   6.  Does the business use the services of leased
                       employees within the meaning of IRC Section 414(n)?

            If you answered any of the above questions 4 through 6 YES, you may have to include the leased employees and/or employees of the other business(es) in the Plan. Consult your tax advisor to determine what additional action, if any, you must take.

 SIGNATURE  IMPORTANT:  Please read before signing:

            I certify  1.  I am an authorized representative
            that: of the employer and the employer is eligible to establish the SIMPLE IRA plan of the Prototype Sponsor.

                    2. In determining my eligibility to adopt this Plan, I
                       relied solely upon the advice of my own advisors.

                    3. I agree not to hold the Prototype Sponsor responsible
                       for any liabilities I may suffer as a result of being found ineligible to establish this Plan.

            DATE EXECUTED ____________________________________

            TYPE NAME OF EMPLOYER ____________________________

            SIGNATURE OF EMPLOYER ____________________________



#615 (1/97)  1997 Universal Pensions, Inc., Brainerd, MN 56401